Exhibit A

Funds of First Trust Exchange-Traded Fund II

(as of July 6, 2026)

First Trust STOXX European Select Dividend Index Fund (FDD)
First Trust Alerian Disruptive Technology Real Estate ETF (DTRE)
First Trust Dow Jones Global Select Dividend Index Fund (FGD)
First Trust Global Wind Energy ETF (FAN)
First Trust Alerian U.S. NextGen Infrastructure ETF (RBLD)
First Trust NASDAQ® Clean Edge® Smart Grid Infrastructure Index Fund (GRID)
First Trust Indxx Global Natural Resources Income ETF (FTRI)
First Trust Indxx Global Agricultural ETF (FTAG)
First Trust Indxx NextG ETF (NXTG)
First Trust S-Network Future Vehicles & Technology ETF (CARZ)
First Trust Cloud Computing ETF (SKYY)
First Trust International Equity Opportunities ETF (FPXI)
First Trust NASDAQ Cybersecurity ETF (CIBR)
First Trust IPOX® Europe Equity Opportunities ETF (FPXE)
First Trust Dow Jones International Internet ETF (FDNI)
First Trust Nasdaq Lux Digital Health Solutions ETF (ARVR)
First Trust Indxx Metaverse ETF (EKG)
First Trust Bloomberg Emerging Market Democracies ETF (EMDM)
First Trust Emerging Markets Human Flourishing ETF (FTHF)
First Trust Bloomberg Artificial Intelligence ETF (FAI)
First Trust Bloomberg Nuclear Power ETF (RCTR)
First Trust Indxx Critical Metals ETF (FMTL)
First Trust Bloomberg Space Economy ETF (FSPC)